(CONFIDENTIALITY REQUESTED)

CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-21 AS
INDICATED BY "(XXX)"


                      AIRFRAME AND ENGINE PRICE ADJUSTMENT

                                     between

                               THE BOEING COMPANY

                                       and

                         WESTERN PACIFIC AIRLINES, INC.





                   Exhibit D to Purchase Agreement Number 1947




P.A. No. 1947                           D
K/WPA

Exhibit D
Page 1



                             PRICE ADJUSTMENT DUE TO
                              ECONOMIC FLUCTUATIONS
                            AIRFRAME PRICE ADJUSTMENT
                                (1995 Base Price)


1.       Formula.

         The Airframe Price Adjustment will be determined at the time of Aircraft delivery in accordance with the following formula:

         Pa = (P)(L + M - 1)

         Where:

         Pa = Airframe Price Adjustment.

         L =      .65 x  ECI
                        -----
                        130.1

         M =      .35 x  ICI
                        -----
                        123.6

         P = Aircraft Basic Price (as set forth in Article 3.2 of this Agreement) less the base price of Engines (as defined in this Exhibit D) in the amount of [XXXXXXXX].

   ECI = A value using the "Employment Cost Index for workers in aerospace manufacturing" (aircraft manufacturing, standard industrial classification code 3721, compensation, base month and year June 1989 = 100), as released by the Bureau of Labor Statistics, U.S. Department of Labor on a quarterly basis for the months of March, June, September and December, calculated as follows: A three-month arithmetic average value (expressed as a decimal and rounded to the nearest tenth) will be determined using the months set forth in the table below for the applicable Aircraft, with the released Employment Cost Index value described above for the month of March also being used for the months of January and February; the value for June also used for April and May; the value for September also used for July and August; and the value for December also used for October and November.

P.A. No. 1947                          D-1
K/WPA

Exhibit D
Page 2


   ICI = The three-month arithmetic average of the released monthly values for the Industrial Commodities Index as set forth in the "Producer Prices and Price Index" (Base Year 1982 = 100) as released by the Bureau of Labor Statistics, U.S. Department of Labor values (expressed as a decimal and rounded to the nearest tenth) for the months set forth in the table below for the applicable Aircraft.

         In determining the value of L, the ratio of ECI divided by 130.1 will be expressed as a decimal rounded to the nearest ten-thousandth and then multiplied by .65 with the resulting value also expressed as a decimal and rounded to the nearest ten-thousandth.

         In determining the value of M, the ratio of ICI divided by 123.6 will be expressed as a decimal rounded to the nearest ten-thousandth and then multiplied by .35 with the resulting value also expressed as a decimal and rounded to the nearest ten-thousandth.

                               Months to be Utilized
Month of Scheduled              in Determining the
Aircraft Delivery               Value of ECI and ICI

January                         June  B, July  B, Aug.  B
February                        July  B, Aug.  B, Sept. B
March                           Aug.  B, Sept. B, Oct.  B
April                           Sept. B, Oct.  B, Nov.  B
May                             Oct.  B, Nov.  B, Dec.  B
June                            Nov.  B, Dec.  B, Jan.  D
July                            Dec.  B, Jan.  D, Feb.  D
August                          Jan.  D, Feb.  D, Mar.  D
September                       Feb.  D, Mar.  D, Apr.  D
October                         Mar.  D, Apr.  D, May   D
November                        Apr.  D, May   D, June  D
December                        May   D, June  D, July  D

The following definitions of B and D will apply:

                  B = The calendar year before the year in which the scheduled month of delivery as set forth in Article
                             2.1 occurs.

                  D = The calendar year during which the scheduled month of delivery as set forth in Article 2.1 occurs.


P.A. No. 1947                          D-2
K/WPA

Exhibit D
Page 3


2. If at the time of delivery of an Aircraft Boeing is unable to determine the Airframe Price Adjustment because the applicable values to be used to determine the ECI and ICI have not been released by the Bureau of Labor Statistics, then:

         2.1 The Airframe Price Adjustment, to be used at the time of delivery of each of the Aircraft, will be determined by utilizing the escalation provisions set forth above. The values released by the Bureau of Labor Statistics and available to Boeing 30 days prior to scheduled Aircraft delivery will be used to determine the ECI and ICI values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Airframe Price Adjustment. If no values have been released for an applicable month, the provisions set forth in Paragraph 2.2 below will apply. If prior to delivery of an Aircraft the U.S. Department of Labor changes the base year for determination of the ECI or ICI values as defined above, such rebased values will be incorporated in the Airframe Price Adjustment calculation. The payment by Buyer to Boeing of the amount of the Purchase Price for such Aircraft, as determined at the time of Aircraft delivery, will be deemed to be the payment for such Aircraft required at the delivery thereof.

         2.2 If prior to delivery of an Aircraft the U.S. Department of Labor substantially revises the methodology used for the determination of the values to be used to determine the ECI and ICI values (in contrast to benchmark adjustments or other corrections of previously released values), or for any reason has not released values needed to determine the applicable Aircraft Airframe Price Adjustment, the parties will, prior to delivery of any such Aircraft, select a substitute for such values from data published by the Bureau of Labor Statistics or other similar data reported by non-governmental United States organizations, such substitute to lead in application to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original values as they may have fluctuated during the applicable time period. Appropriate revision of the formula will be made as required to reflect any substitute values. However, if within 24 months from delivery of the Aircraft the Bureau of Labor Statistics should resume releasing values for the months needed to determine the Airframe Price Adjustment, such values will be used to determine any increase or decrease in the Airframe Price Adjustment for the Aircraft from that determined at the time of delivery of such Aircraft. Boeing will provide Buyer a supplemental invoice to reflect such increase in the Airframe Price Adjustment or a supplemental credit invoice to reflect such decrease in the Airframe Price Adjustment.


P.A. No. 1947                          D-3
K/WPA

Exhibit D
Page 4


         2.3 In the event escalation provisions are made non-enforceable or otherwise rendered null and void by any agency of the United States Government, the parties agree, to the extent they may lawfully do so, to equitably adjust the Purchase Price of any affected Aircraft to reflect an allowance for increases or decreases in labor compensation and material costs occurring since February, 1995, which is consistent with the applicable provisions of paragraph 1 of this Exhibit D.

3. For the calculations herein, the values released by the Bureau of Labor Statistics and available to Boeing 30 days prior to scheduled Aircraft delivery will be used to determine the ECI and ICI values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Airframe Price Adjustment.

Note: Any rounding of a number, as required under this Exhibit D with respect to escalation of the airframe price, will be accomplished as follows: if the first digit of the portion to be dropped from the number to be rounded is five or greater, the preceding digit will be raised to the next higher number.


P.A. No. 1947                          D-4
K/WPA

Exhibit D
Page 5


                ENGINE PRICE ADJUSTMENT - CFM INTERNATIONAL, INC.
                                (1995 BASE PRICE)


(a) The Aircraft Basic Price of each Aircraft set forth in Article 3 of this Agreement includes an aggregate price for CFM56-3C-1 engines and all accessories, equipment and parts therefor provided by the engine manufacturer (collectively in this Exhibit D called "Engines") of [XXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]. The adjustment in Engine price applicable to each Aircraft ("Engine Price Adjustment" herein) will be determined at the time of Aircraft delivery in accordance with the following formula:

                  D1  =       (Pb x  CPI  ) - Pb
                                    ------
                                    138.27

(b)  The following definitions will apply herein:

                  D1  =       Engine Price Adjustment

                  Pb = Aggregate Engine Base Price as set forth in Paragraph (a) above.

                  CPI = The Composite Price Index as determined in accordance with the formula set forth below. The Index values referred to below, to be used in determining the CPI, will be for the ninth month prior to the month of scheduled Aircraft delivery. Such Index values will be those prepared by the Bureau of Labor Statistics, U.S.
                              Department of Labor.

                              CPI =        L + M1 + M2 + M3

                              L   =        The Labor  Index for such  month will
                                           be  the  quotient,   expressed  as  a
                                           decimal  and  rounded to the  nearest
                                           thousandth,  of the "Hourly  Earnings
                                           of Aircraft  Engines and Engine Parts
                                           Production  Workers"  SIC  3724,  for
                                           such month divided by [XXXXXXXXXXXXXX
                                           XXXXXXXXXXXXXXXXXXXXXXXXXXXX].   Such
                                           quotient  will be  multiplied  by 100
                                           and then by fifty-five  percent (55%)
                                           with  the  value  resulting  from the
                                           latter multiplication  expressed as a
                                           decimal  and  rounded to the  nearest
                                           hundredth.


P.A. No. 1947                          D-5
K/WPA

Exhibit D
Page 6

                              M1 = The Industrial Commodities Index for such month will be equal to ten percent (10%) of the Producer Price Index for "all commodities other than Farm and Foods," Code 3-15, (Base Year 1982 = 100) for such month, expressed as a decimal and rounded to the nearest hundredth.

                              M2 = The Metals and Metal Products Index for such month will be equal to twenty-five percent (25%) of the Producer Price Index for "Metals and Metal Products," Code 10, (Base Year 1982 = 100) for such month expressed as a decimal and rounded to the nearest hundredth.

                              M3 = The Fuel Index for such month will be equal to ten percent (10%) of the Producer Price Index for "Fuel and Related Products and Power," Code 5, (Base Year 1982 = 100) for such month expressed as a decimal and rounded to the nearest hundredth.

         138.27  =          Composite Price Index for October, 1994.

The factor (CPI divided by 138.27) by which the Aggregate Engine Base Price is to be multiplied will be expressed as a decimal and rounded to the nearest thousandth.

The Engine Price Adjustment will not be made if it would result in a decrease in the aggregate Engine base price.

(c) The values of the Average Hourly Earnings and Producer Price Indices used in determining the Engine Price Adjustment will be those published by the Bureau of Labor Statistics, U.S. Department of Labor as of a date 30 days prior to the scheduled Aircraft delivery to Buyer. Such values will be considered final and no Engine Price Adjustment will be made after Aircraft delivery for any subsequent changes in published Index values.

(d) If the U.S. Department of Labor, Bureau of Labor Statistics (i) substantially revises the methodology (in contrast to benchmark adjustments or other corrections of previously published data) or (ii) discontinues publication of any of the data referred to above, CFMI agrees to meet jointly with Boeing and Buyer to jointly select a substitute for the revised or discontinued data; such substitute data to lead in application to

P.A. No. 1947                          D-6
K/WPA

Exhibit D
Page 7

the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original data as it may have fluctuated had it not been revised or discontinued.

Appropriate revision of the Engine Price Adjustment provisions set forth above will be made to accomplish this result for the affected Engines.

In the event the Engine price escalation provisions are made non-enforceable or otherwise rendered null and void by any agency of the United States Government, CFMI agrees to meet with Boeing and Buyer to jointly agree, to the extent such parties may lawfully do so, to adjust equitably the purchase price of any affected Engine(s) to reflect an allowance for increases in labor, material and fuel costs that have occurred from the period represented by the CPI to the ninth month preceding the month of scheduled delivery of the applicable aircraft.

NOTE: Any rounding of a number, as required under this Exhibit D with respect to escalation of the Engine price, will be accomplished as follows: if the first digit of the portion to be dropped from the number to be rounded is five or greater, the preceding digit will be raised to the next higher number.


P.A. No. 1947                          D-7
K/WPA